SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2003

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

      Delaware                  000-32227

(State of Formation) (Commission File Number)

                39-1965590

(IRS Employer Identification Number)

    1004 Farnam Street, Suite 400

           Omaha, Nebraska                          68102

(Address of principal executive offices) (Zip Code)

                    (402) 444-1630

(Registrants' telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

Attached hereto as Exhibit 99 is a press release issued by America First Real Estate Investment Partners, L.P. (the "Registrant") on November 25, 2003 announcing the execution of an Agreement and Plan of Merger with America First Apartment Investors, Inc. a Maryland corporation (the "REIT"). If the merger is completed under the terms of the merger agreement, the Registrant will be merged with and into the REIT. The REIT will be the surviving company and will acquire all of the assets and liabilities of the Registrant. The REIT will continue to operate as a real estate investment trust after the merger. The merger is subject to several conditions, including the approval of the holders of a majority of the outstanding Beneficial Unit Certificates representing assigned limited partnership interests in the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.,

By America First Capital Source I, L.L.C., its general partner

By  /s/ Lisa Y. Roskens

Lisa Y. Roskens, President and Chief Executive Officer

Dated: November 25, 2003

EXHIBIT 99

PRESS RELEASE FOR IMMEDIATE RELEASE

DATE: November 25, 2003 NASDAQ SYMBOLS: APRO, AFREZ

CONTACT: Maurice E. Cox, Jr.

402-444-1630

America First Apartment Investors, Inc. and America First Real Estate Investment Partners, L.P. Announce Plans to Merge

(Omaha, NE) America First Apartment Investors, Inc. (NASDAQ: APRO) and America First Real Estate Investment Partners, L.P. (NASDAQ: AFREZ) announced today that they have entered into a Merger Agreement under which AFREZ will merge with and into APRO, which will be the surviving company.

The Merger Agreement provides that the limited partners of AFREZ will receive 0.791 shares of APRO common stock for each AFREZ Beneficial Unit Certificate (BUC) they hold on the effective date of the merger, and a one-time cash distribution of $0.39 per BUC.

As a result of the merger, APRO will own and operate 28 multifamily apartment complexes comprising 5,900 rental units. After the merger, APRO intends to continue to pursue its business plan of acquiring additional multifamily apartment properties and other residential real estate investments. The board of directors of APRO expects to continue to pay dividends quarterly at the annual rate of $1.00 per share after the merger.

"It makes sense to merge these two companies now that they are reaching their growth limits as stand-alone companies. The two portfolios of apartment properties complement each other, and the combined companies will have more visibility and better access to capital. In addition, the combined company, as a real estate investment trust (REIT) will have greater asset diversification and should be able to realize economies of scale," said Michael B. Yanney, chairman of both companies.

The terms of the Merger Agreement were negotiated on behalf each company by special committees consisting solely of independent directors of APRO and independent managers of the general partner of AFREZ. The special committee representing APRO was advised by Friedman, Billings, Ramsey & Co., Inc. The special committee representing AFREZ was advised by Houlihan Lokey Howard & Zukin. Friedman, Billings, Ramsey & Co., Inc. has rendered an opinion to the effect that the transaction is fair, from a financial point of view, to APRO and its stockholders. Houlihan Lokey Howard & Zukin has rendered an opinion to the effect that the transaction is fair, from a financial point of view, to AFREZ and its BUC holders.

The merger is contingent upon several conditions, including the approval by the shareholders of APRO and the BUC holders of AFREZ. Shareholders and BUC holders will be provided a proxy statement describing the terms of the merger prior to being asked to vote on the merger at special meetings of shareholders and BUC holders. The special meetings are expected to take place in the first quarter of 2004. There can be no assurance that the conditions will be satisfied or that the merger will be consummated.

Information contained in this Press Release contains "forward-looking statements" relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.